Exhibit 10.4

Form of Long-Term Warrant

VOID AFTER 5:00 P.M., NEW YORK CITY

TIME, ON THE EXPIRATION DATE (AS DEFINED BELOW)

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Right to Purchase                Shares of
Series A Convertible Preferred Stock,
      par value $.001 per share

Date:  May 12, 2003

CAMBRIDGE HEART, INC.

STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received,                      , or its registered assigns, is entitled to purchase from Cambridge Heart, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), at any time or from time to time during the period specified in Section 2 hereof                  fully paid and nonassessable shares of the Company’s Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), at an exercise price per share (the “Exercise Price”) equal to $5.525.  The number of shares of Series A Preferred Stock purchasable hereunder shall be defined herein as “Warrant Shares.”  The Exercise Price is subject to adjustment as provided in Section 4 hereof.  The term “Warrants” means this Warrant and the other warrants of the Company issued pursuant to that certain Securities Purchase Agreement, dated as of May 12, 2003, by and among the Company and the other signatories thereto  (the “Securities Purchase Agreement”).

This Warrant is subject to the following terms, provisions and conditions:

1.             Manner of Exercise; Issuance of Certificates; Payment for Shares.  Subject to the provisions hereof, including, without limitation, the limitations contained in Section 7 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the

“Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by written notice to the holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the holder is effectuating a Cashless Exercise (as defined in Section 11(c) hereof) pursuant to Section 11(c) hereof, delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement.  The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above or, if such date is not a business date, on the next succeeding business date.  The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised (the “Delivery Period”).  The Company shall deliver to the holder physical certificates representing the Warrant Shares so purchased.  Any certificates so delivered shall be in such denominations as may be reasonably requested by the holder hereof, shall be registered in the name of such holder or such other name as shall be designated by such holder and, following the date on which the Warrant Shares may be sold by the holder pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend.  If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

2.             Period of Exercise; Vesting.  Subject to the following sentence of this Section 2, this Warrant is immediately exercisable, at any time or from time to time on or after May 12, 2003 (the “Issue Date”) and before 5:00 p.m., New York City time, on January 1, 2009, subject to adjustment (as adjusted, the “Expiration Date”) as provided in Section 2(d) of the Registration Rights Agreement, dated as of May 12, 2003, by and among the Company and the other signatories thereto (the “Registration Rights Agreement”)  (such period being the “Exercise Period”).  This Warrant shall cumulatively vest and be exercisable during the Exercise Period with respect to the number of Warrant Shares that equals thirty (30) [seventy-five (75) for Tail Wind] percent of the cumulative number of shares of Series A Preferred Stock that have been purchased by the original holder hereof pursuant to the Securities Purchase Agreement and upon exercise of the Short-Term Warrants issued pursuant to the Securities Purchase Agreement.

3.             Certain Agreements of the Company.  The Company hereby covenants and agrees as follows:

(a)           Shares to be Fully Paid.  All Warrant Shares, upon issuance in accordance with the terms of this Warrant, and the shares of Common Stock issuable upon conversion of the Warrant Shares, will be validly issued, fully paid and nonassessable and free from all liens, claims and encumbrances.

(b)           Reservation of Shares.  During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Series A Preferred Stock to provide for the exercise in full of the shares of Series A Preferred Stock listed on the face of this Warrant and for the purpose of issuance upon conversion of the Warrant Shares, a sufficient number of shares of Common Stock to provide for conversion of all the Warrant Shares.

(c)           Certain Actions Prohibited.  The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the economic benefit inuring to the holder hereof and the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Series A Preferred Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Series A Preferred Stock upon the exercise of this Warrant.

(d)           Successors and Assigns.  This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company’s assets.

(e)           Blue Sky Laws.  The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or “blue sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (ii) subject itself to general taxation in any such jurisdiction or (iii) file a general consent to service of process in any such jurisdiction.

4.             Adjustment Provisions.  During the Exercise Period, the Exercise Price hereunder shall be subject to adjustment from time to time as provided in this Section 4.

(a)           Subdivision or Combination of Series A Preferred Stock.  If the Company, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Series A Preferred Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Series A Preferred Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

(b)           Adjustment in Number of Shares.  Upon each adjustment of the Exercise Price pursuant to the provisions of Section 4(a), the number of shares of Common Stock issuable upon exercise of this Warrant at each such Exercise Price shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant at such Exercise Price immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c)           Consolidation, Merger or Sale.  In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder hereof will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Series A Preferred Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Series A Preferred Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place.  In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant.  The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder hereof such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.  Notwithstanding the foregoing, in the event of any consolidation of the Company with, or merger of the Company into, any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company, at any time during the Exercise Period, where the consideration consists solely of cash, the holder hereof shall receive, in connection with such transaction, cash consideration equal to the fair market value of this Warrant as determined in accordance with customary valuation methodology used in the investment banking industry.

(d)           Distribution of Assets.  In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Series A Preferred Stock as a partial liquidating dividend, stock repurchase by way of return of capital or otherwise (including any dividend or distribution to the Company’s stockholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), at any time during the Exercise Period, then the holder hereof shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Series A Preferred Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the holder had such holder been the holder of such shares of Series A Preferred Stock on the record date for the determination of shareholders entitled to such Distribution.  If the Company distributes rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with their terms prior to the expiration of the Exercise Period, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until thirty (30) days after the date the holder hereof receives such securities pursuant to the exercise hereof.

(e)           Notice of Adjustment.  Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder hereof, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such calculation shall be certified by the chief financial officer of the Company.

(f)            Minimum Adjustment of Exercise Price.  No adjustment of the Exercise Price shall be made in an amount of less than $.01, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than $.01.

(g)           No Fractional Shares.  No fractional shares of Series A Preferred Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal (i) the same fraction of the Market Price of a share of Common Stock on the date of such exercise, multiplied by (ii) an amount equal to (A) $4.42 divided by (B) the Series A Conversion Price (as defined in the Certificate of Designations of the Preferred Stock of Cambridge Heart, Inc. to be Designated Series A Convertible Preferred Stock) then in effect.

(h)           Other Notices.  In case at any time:

(i)            the Company shall declare any dividend upon the Series A Preferred Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company’s past practices with respect to declaring dividends and making distributions) to the holders of the Series A Preferred Stock;

(ii)           the Company shall offer for subscription pro rata to the holders of the Series A Preferred Stock any additional shares of stock of any class or other rights;

(iii)          there shall be any capital reorganization of the Company, or reclassification of the Series A Preferred Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

(iv)          there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant (A) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Series A Preferred Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Series A Preferred Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place.  Such notice shall also specify the date on which the holders of Series A Preferred Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Series A Preferred Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be.  Such notice shall be given at least fifteen (15) days prior to the record date or the date on which the Company’s books are closed in respect thereto.  Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.  Notwithstanding the foregoing, the Company shall publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder hereof.

(i)            Certain Events.  If, at any time during the Exercise Period, any event occurs of the type contemplated by the adjustment provisions of this Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 4(e) hereof, and the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Series A Preferred Stock acquirable upon exercise of this Warrant at each such Exercise Price so that the rights of the holder shall be neither enhanced nor diminished by such event.

(j)            Definition of Market Price.  “Market Price,” as of any date, means, with respect to the Common Stock, (i) the average of the last sales prices for the shares of Common Stock as reported on the Nasdaq SmallCap Market by Bloomberg Financial Markets (“Bloomberg”) for the ten (10) consecutive Business Days immediately preceding such date, or (ii) if the Nasdaq SmallCap Market is not the principal trading market for the shares of Common Stock, the average of the reported last sales prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or (iii) if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sale price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder, with the costs of the appraisal to be borne by the Company.

5.             Issue Tax.  The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

6.             No Rights or Liabilities as a Stockholder.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.  No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.             Transfer, Exchange, Redemption and Replacement of Warrant.

(a)           Restriction on Transfer.  This Warrant and the rights granted to the holder hereof may not be transferred, in whole or in part, except for (a) any sale or transfer to another Purchaser, as defined in and listed on Schedule I to the Securities Purchase Agreement, or (b) any sale or transfer by the holder hereof to its “affiliate” (as defined in Rule 144 of the Securities Act).  Subject to the foregoing, this Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Sections 7(f) and (g) hereof and to the provisions of Sections 2(f) and 2(g) of the Securities Purchase Agreement.  Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.  Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement.

(b)           Warrant Exchangeable for Different Denominations.  This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Series A Preferred Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares (at the Exercise Price therefor) as shall be designated by the holder hereof at the time of such surrender.

(c)           Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(d)           Cancellation; Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company.  The Company shall pay all taxes (other than securities transfer taxes) and other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.  The Company shall indemnify and reimburse the holder of this Warrant for all losses and damages arising as a result of or related to any breach of the terms of this Warrant, including costs and expenses (including legal fees) incurred by such holder in connection with the enforcement of its rights hereunder.

(e)           Warrant Register.  The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

(f)            Transfer or Exchange Without Registration.  If, at the time of the surrender of this Warrant in connection with any transfer or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder, or in the case of any conversion of the Warrant Shares, the shares of Common Stock issuable upon such conversion) shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter, or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act; and provided further that no such opinion or letter shall be required in connection with a transfer to an affiliate of a holder who agrees to sell or otherwise transfer the Warrant (or, in the case of any exercise, the

Warrant Shares issuable hereunder) only in accordance with the provisions of this Section 7(f) and who is an “accredited investor.”

8.             Registration Rights.  The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the shares of Common Stock issuable upon conversion of the Warrant Shares as are set forth in the Registration Rights Agreement, including the right to assign such rights to certain assignees, as set forth therein.

9.             Notices.  Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party.  The addresses for such communications shall be:

If to the Company:

Cambridge Heart, Inc.
1 Oak Park Drive
Bedford, Massachusetts 01730
Telephone: (781) 271-1200
Facsimile: (781) 275-8431
Attn.: President

with a copy simultaneously transmitted by like means to:

Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Facsimile: (617) 526-5000
Attn: John A. Burgess, Esq.

If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 9;

10.           Governing Law; Jurisdiction.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.  The Company irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the State of Delaware in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by certified or registered mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  Nothing herein shall affect the holder’s right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

11.           Miscellaneous.

(a)           Amendments.  This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

(b)           Descriptive Headings.  The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(c)           Cashless Exercise.  This Warrant may be exercised at any time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”).  In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price of a share of the Common Stock on the date of exercise and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.

(d)           Business Day.  For purposes of this Warrant, the term “Business Day” means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

CAMBRIDGE HEART, INC.

By:
Name:
Title:

FORM OF EXERCISE AGREEMENT

(To be Executed by the Holder in order to Exercise the Warrant)

To:          Cambridge Heart, Inc.

1 Oak Park Drive

Bedford, Massachusetts  01730

Telephone:  (781) 271-1200

Facsimile:  (781) 275-8431

Attn:  Chief Executive Officer

The undersigned hereby irrevocably exercises the right to purchase                                 shares of the Series A Preferred Stock of Cambridge Heart, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), evidenced by the attached Warrant, and herewith [makes payment of the Exercise Price with respect to such shares in full][elects to effect a Cashless Exercise (as defined in Section 11(c) of such Warrant)], with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Series A Preferred Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:
Signature of Holder

Name of Holder (Print)

Address:

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Series A Preferred Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No. of Shares

, and hereby irrevocably constitutes and appoints                                                               as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated: ,

In the presence of

Name:

Signature:

Title of Signing Officer or Agent (if any):

Address:

	Note:	The above signature should correspond exactly with the name on the face of the within Warrant.